UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/11/2009

Southwest Airlines Co.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-7259

Texas	74-1563240
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 36611, Dallas, Texas 75235-1611
(Address of principal executive offices, including zip code)

(214) 792-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 11, 2009, Louis E. Caldera informed the Company of his resignation from the Board effective January 15, 2009. In December 2008, President-elect Barack Obama announced his selection of Mr. Caldera to serve as Director of the White House Military Office.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Airlines Co.

Date: January 15, 2009	By:	/s/ Laura Wright
Laura Wright
Senior Vice President Finance and Chief Finanical Officer